Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Claes Glassell, the Chief Executive Officer of Cerus Corporation (the “Company”) and William J. Dawson, the Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Exchange Act, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 30th day of April, 2009.

/s/ Claes Glassell
Claes Glassell
Chief Executive Officer

/s/ William J. Dawson
William J. Dawson
Chief Financial Officer